Exhibit 99.1

Plains All American Reports Third-Quarter 2023 Results & Raises 2023 Guidance
Announces Capital Allocation Updates & Permian Bolt-On Acquisitions

Houston, TX – November 3, 2023 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported third-quarter 2023 results and provided updated 2023 guidance as highlighted below. Plains also provided additional information regarding its multi-year capital allocation framework and announced two bolt-on acquisitions in the Permian Basin.

Third-Quarter Results
•Reported Net income attributable to PAA of $203 million and Net cash provided by operating activities of $85 million.

•Delivered strong results with Adjusted EBITDA attributable to PAA of $662 million.

2023 Guidance Update
•Raising guidance for full-year 2023 Adjusted EBITDA attributable to PAA to $2.60 - $2.65 billion from $2.45 - $2.55 billion.

Capital Allocation Updates
•Management currently intends to recommend to the Board of Directors of PAA GP Holdings LLC (“the Plains Board”) an annualized increase of $0.20 per unit to PAA's and PAGP’s fourth-quarter 2023 distribution payable in February 2024, which would increase the annualized rate from $1.07 to $1.27 per common unit and Class A share, representing a 19% increase.

•As part of a continued commitment to enhance the balance sheet, management is lowering the long-term leverage ratio target range by 0.5x to 3.25x - 3.75x and expects year-end 2023 leverage to be below 3.5x.

Permian Bolt-on Acquisitions
•Subsidiaries of Plains Oryx Permian Basin LLC (the “Permian JV”) acquired Rattler Midstream’s Southern Delaware Basin crude oil gathering system and LM Energy’s Northern Delaware Basin Touchdown crude oil gathering system for aggregate cash consideration of approximately $205 million ($135 million net to PAA’s interest in the Permian JV).

“Today’s announcements include strong quarterly results contributing to an upward revision of our full-year EBITDA guidance. We closed two bolt-on acquisitions that complement our existing portfolio and enhance the service offering of our Permian JV. Our strong performance and positive outlook for our business combined with the contribution from recent bolt-on transactions underpins our intent to recommend to our Board a 19% increase in the annualized distribution rate for the distribution payable in February 2024. We remain committed to operating with a strong balance sheet that can withstand various commodity cycles and consistent with this objective, we are reducing our long-term leverage ratio target range. These steps underscore the confidence we have in our business and reflect the continued focus on execution by our entire team,” said Willie Chiang, Chairman & CEO of Plains. “Recent geopolitical events remind us of the important role we play as a critical provider of infrastructure solutions offering affordable, reliable, and responsibly produced crude oil & NGLs across North America and reinforce our view that we remain well positioned today and going forward.”

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
GAAP Results	2023	2022	Change	2023	2022	Change
Net income attributable to PAA	$203	$384	(47)%	$918	$774	19%
Diluted net income per common unit	$0.20	$0.48	(58)%	$1.04	$0.89	17%
Diluted weighted average common units outstanding	700	698	—%	699	702	—%
Net cash provided by operating activities	$85	$941	(91)%	$1,716	$2,074	(17)%
Distribution per common unit declared for the period	$0.2675	$0.2175	23%	$0.8025	$0.6525	23%

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Non-GAAP Results (1)	2023	2022	Change	2023	2022	Change
Adjusted net income attributable to PAA	$308	$280	10%	$894	$805	11%
Diluted adjusted net income per common unit	$0.35	$0.33	6%	$1.01	$0.93	9%
Adjusted EBITDA	$779	$721	8%	$2,292	$2,115	8%
Adjusted EBITDA attributable to PAA (2)	$662	$623	6%	$1,974	$1,851	7%
Implied DCF per common unit and common unit equivalent	$0.62	$0.55	13%	$1.78	$1.68	6%
Free Cash Flow	$(386)	$726	**	$1,088	$1,615	(33)%
Free Cash Flow after Distributions	$(636)	$537	**	$350	$1,046	(67)%

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Crude Oil	NGL
Three Months Ended September 30, 2023	$553	$99
Three Months Ended September 30, 2022	$536	$86
Percentage change in Segment Adjusted EBITDA versus 2022 period	3%	15%

	Segment Adjusted EBITDA
	Crude Oil	NGL
Nine Months Ended September 30, 2023	$1,600	$352
Nine Months Ended September 30, 2022	$1,482	$367
Percentage change in Segment Adjusted EBITDA versus 2022 period	8%	(4)%

Third-quarter 2023 Crude Oil Segment Adjusted EBITDA increased 3% versus comparable 2022 results primarily due to higher tariff volumes, tariff escalations and contributions from bolt-on acquisitions. These items were partially offset by fewer market based opportunities.

Third-quarter 2023 NGL Segment Adjusted EBITDA increased 15% versus comparable 2022 results primarily due to favorable NGL basis differentials and spot opportunities, partially offset by lower propane sales volumes as a result of deferring sales due to market structure and increased field operating costs.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, November 3, 2023 to discuss third-quarter performance and related items.

To access the internet webcast, please go to https://edge.media-server.com/mmc/p/m7siujui.

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains or losses on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Non-GAAP Financial Performance Measures
Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.
Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
Non-GAAP Financial Liquidity Measures
Management also uses the non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES	$12,071	$14,336	$36,014	$44,390

COSTS AND EXPENSES
Purchases and related costs	11,106	13,071	32,972	41,181
Field operating costs	372	318	1,062	971
General and administrative expenses	92	83	263	243
Depreciation and amortization	260	238	776	711
(Gains)/losses on asset sales and asset impairments, net	7	—	(144)	(46)
Total costs and expenses	11,837	13,710	34,929	43,060

OPERATING INCOME	234	626	1,085	1,330

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	99	105	277	306
Gain on investment in unconsolidated entities	29	1	28	1
Interest expense, net	(97)	(99)	(290)	(305)
Other income/(expense), net	—	(82)	85	(237)

INCOME BEFORE TAX	265	551	1,185	1,095
Current income tax expense	(22)	(12)	(104)	(60)
Deferred income tax (expense)/benefit	36	(97)	22	(117)

NET INCOME	279	442	1,103	918
Net income attributable to noncontrolling interests	(76)	(58)	(185)	(144)
NET INCOME ATTRIBUTABLE TO PAA	$203	$384	$918	$774

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted	$140	$333	$728	$621
Basic and diluted weighted average common units outstanding	700	698	699	702
Basic and diluted net income per common unit	$0.20	$0.48	$1.04	$0.89

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current assets (including Cash and cash equivalents of $260 and $401, respectively)	$5,331	$5,355
Property and equipment, net	15,589	15,250
Investments in unconsolidated entities	2,830	3,084
Intangible assets, net	1,969	2,145
Linefill	957	961
Long-term operating lease right-of-use assets, net	315	349
Long-term inventory	327	284
Other long-term assets, net	417	464
Total assets	$27,735	$27,892

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,606	$5,891
Senior notes, net	7,241	7,237
Other long-term debt, net	55	50
Long-term operating lease liabilities	280	308
Other long-term liabilities and deferred credits	1,002	1,081
Total liabilities	14,184	14,567

Partners’ capital excluding noncontrolling interests	10,285	10,057
Noncontrolling interests	3,266	3,268
Total partners’ capital	13,551	13,325
Total liabilities and partners’ capital	$27,735	$27,892

DEBT CAPITALIZATION RATIOS
(in millions)

	September 30, 2023	December 31, 2022
Short-term debt	$710	$1,159
Long-term debt	7,296	7,287
Total debt	$8,006	$8,446

Long-term debt	$7,296	$7,287
Partners’ capital excluding noncontrolling interests	10,285	10,057
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,581	$17,344
Total book capitalization, including short-term debt	$18,291	$18,503

Long-term debt-to-total book capitalization	41%	42%
Total debt-to-total book capitalization, including short-term debt	44%	46%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic and Diluted Net Income per Common Unit
Net income attributable to PAA	$203	$384	$918	$774
Distributions to Series A preferred unitholders	(44)	(37)	(129)	(112)
Distributions to Series B preferred unitholders	(19)	(12)	(56)	(37)
Amounts allocated to participating securities	(1)	(2)	(8)	(4)
Other	1	—	3	—
Net income allocated to common unitholders	$140	$333	$728	$621

Basic and diluted weighted average common units outstanding (2) (3)	700	698	699	702

Basic and diluted net income per common unit	$0.20	$0.48	$1.04	$0.89

(1)We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for each of the three and nine months ended September 30, 2023 and 2022 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,103	$918
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	776	711
Gains on asset sales and asset impairments, net	(144)	(46)
Deferred income tax expense/(benefit)	(22)	117
Equity earnings in unconsolidated entities	(277)	(306)
Distributions on earnings from unconsolidated entities	351	344
Other	43	286
Changes in assets and liabilities, net of acquisitions	(114)	50
Net cash provided by operating activities	1,716	2,074

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(444)	(291)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,409)	(1,608)

Effect of translation adjustment	(4)	(5)

Net increase/(decrease) in cash and cash equivalents and restricted cash	(141)	170

Cash and cash equivalents and restricted cash, beginning of period	401	453
Cash and cash equivalents and restricted cash, end of period	$260	$623

CAPITAL EXPENDITURES
(in millions)

	Net to PAA (1)				Consolidated
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Investment capital expenditures:
Crude Oil	$68	$54	$170	$184	$91	$74	$234	$234
NGL	12	7	51	28	12	7	51	28
Total Investment capital expenditures	80	61	221	212	103	81	285	262
Maintenance capital expenditures	55	72	158	140	60	76	169	146
	$135	$133	$379	$352	$163	$157	$454	$408

(1)Excludes expenditures attributable to noncontrolling interests.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) :

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$203	$384	$918	$774
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	105	(104)	(24)	31
Adjusted net income attributable to PAA	$308	$280	$894	$805
Distributions to Series A preferred unitholders	(44)	(37)	(129)	(112)
Distributions to Series B preferred unitholders	(19)	(12)	(56)	(37)
Amounts allocated to participating securities	(1)	(2)	(8)	(4)
Other	1	—	3	—
Adjusted net income allocated to common unitholders	$245	$229	$704	$652

Basic and diluted weighted average common units outstanding (3) (4)	700	698	699	702

Basic and diluted adjusted net income per common unit	$0.35	$0.33	$1.01	$0.93

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for each of the three and nine months ended September 30, 2023 and 2022 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic and diluted net income per common unit	$0.20	$0.48	$1.04	$0.89
Selected items impacting comparability per common unit (1)	0.15	(0.15)	(0.03)	0.04
Basic and diluted adjusted net income per common unit	$0.35	$0.33	$1.01	$0.93

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$279	$442	$1,103	$918
Interest expense, net	97	99	290	305
Income tax expense/(benefit)	(14)	109	82	177
Depreciation and amortization	260	238	776	711
(Gains)/losses on asset sales and asset impairments, net	7	—	(144)	(46)
Gain on investment in unconsolidated entities	(29)	(1)	(28)	(1)
Depreciation and amortization of unconsolidated entities (1)	21	21	67	58
Selected items impacting comparability - Adjusted EBITDA (2)	158	(187)	146	(7)
Adjusted EBITDA	$779	$721	$2,292	$2,115
Adjusted EBITDA attributable to noncontrolling interests	(117)	(98)	(318)	(264)
Adjusted EBITDA attributable to PAA	$662	$623	$1,974	$1,851

Adjusted EBITDA	$779	$721	$2,292	$2,115
Interest expense, net of certain non-cash items (3)	(92)	(96)	(275)	(295)
Maintenance capital	(60)	(76)	(169)	(146)
Investment capital of noncontrolling interests (4)	(23)	(20)	(63)	(50)
Current income tax expense	(22)	(12)	(104)	(60)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (5)	(2)	(22)	(21)	(48)
Distributions to noncontrolling interests (6)	(86)	(73)	(237)	(194)
Implied DCF	$494	$422	$1,423	$1,322
Preferred unit distributions paid (6)	(63)	(37)	(178)	(137)
Implied DCF Available to Common Unitholders	$431	$385	$1,245	$1,185

Weighted Average Common Units Outstanding	700	698	699	702
Weighted Average Common Units and Common Unit Equivalents	771	769	770	773

Implied DCF per Common Unit (7)	$0.62	$0.55	$1.78	$1.69
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.62	$0.55	$1.78	$1.68

Cash Distribution Paid per Common Unit	$0.2675	$0.2175	$0.8025	$0.6150
Common Unit Cash Distributions (6)	$187	$152	$560	$432
Common Unit Distribution Coverage Ratio	2.30x	2.53x	2.22x	2.74x

Implied DCF Excess	$244	$233	$685	$753

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(5)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(6)Cash distributions paid during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic net income per common unit	$0.20	$0.48	$1.04	$0.89
Reconciling items per common unit (1) (2)	0.42	0.07	0.74	0.80
Implied DCF per common unit	$0.62	$0.55	$1.78	$1.69

Basic net income per common unit	$0.20	$0.48	$1.04	$0.89
Reconciling items per common unit and common unit equivalent (1) (3)	0.42	0.07	0.74	0.79
Implied DCF per common unit and common unit equivalent	$0.62	$0.55	$1.78	$1.68

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 700 million, 698 million, 699 million and 702 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$85	$941	$1,716	$2,074
Adjustments to reconcile Net cash provided by operating activities to Free Cash Flow:
Net cash used in investing activities	(438)	(168)	(444)	(291)
Cash contributions from noncontrolling interests	53	26	53	26
Cash distributions paid to noncontrolling interests (2)	(86)	(73)	(237)	(194)
Free Cash Flow	$(386)	$726	$1,088	$1,615
Cash distributions (3)	(250)	(189)	(738)	(569)
Free Cash Flow after Distributions	$(636)	$537	$350	$1,046

(1)Management uses the Non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Selected Items Impacting Comparability: (1)
Derivative activities and inventory valuation adjustments (2)	$(196)	$327	$(143)	$167
Long-term inventory costing adjustments (3)	58	(83)	27	22
Deficiencies under minimum volume commitments, net (4)	(14)	(16)	(5)	(31)
Equity-indexed compensation expense (5)	(10)	(9)	(28)	(24)
Foreign currency revaluation (6)	5	(32)	4	(42)
Line 901 incident (7)	—	—	—	(85)
Transaction-related expenses (8)	(1)	—	(1)	—
Selected items impacting comparability - Adjusted EBITDA	$(158)	$187	$(146)	$7
Derivative activities	—	2	—	6
Gain on investment in unconsolidated entities	29	1	28	1
Gains/(losses) on asset sales and asset impairments, net	(7)	—	144	46
Tax effect on selected items impacting comparability	38	(85)	8	(90)
Aggregate selected items impacting noncontrolling interests	(7)	(1)	(10)	(1)
Selected items impacting comparability - Adjusted net income attributable to PAA	$(105)	$104	$24	$(31)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” table for additional details on how these selected items impacting comparability affect such measures.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable. For applicable periods, we excluded gains and losses from the mark-to-market of the embedded derivative associated with the Preferred Distribution Rate Reset Option of our Series A preferred units.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes expenses associated with the Rattler Permian Transaction.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$11,934	$242	$13,675	$770
Purchases and related costs (1)	(11,069)	(142)	(12,938)	(242)
Field operating costs (2)	(266)	(106)	(235)	(83)
Segment general and administrative expenses (2) (3)	(71)	(21)	(64)	(19)
Equity earnings in unconsolidated entities	99	—	105	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	21	—	21	—
Derivative activities and inventory valuation adjustments	76	120	(33)	(343)
Long-term inventory costing adjustments	(67)	9	80	3
Deficiencies under minimum volume commitments, net	14	—	16	—
Equity-indexed compensation expense	10	—	9	—
Foreign currency revaluation	(12)	(3)	(2)	—
Transaction-related expenses	1	—	—	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(117)	—	(98)	—
Segment Adjusted EBITDA	$553	$99	$536	$86

Maintenance capital expenditures	$39	$21	$35	$41

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$34,988	$1,312	$42,694	$2,075
Purchases and related costs (1)	(32,499)	(759)	(40,495)	(1,065)
Field operating costs (2)	(779)	(283)	(749)	(222)
Segment general and administrative expenses (2) (3)	(203)	(60)	(186)	(57)
Equity earnings in unconsolidated entities	277	—	306	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	67	—	58	—
Derivative activities and inventory valuation adjustments	69	132	(3)	(360)
Long-term inventory costing adjustments	(36)	9	(18)	(4)
Deficiencies under minimum volume commitments, net	5	—	31	—
Equity-indexed compensation expense	27	1	24	—
Foreign currency revaluation	—	—	(1)	—
Line 901 incident	—	—	85	—
Transaction-related expenses	1	—	—	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(317)	—	(264)	—
Segment Adjusted EBITDA	$1,600	$352	$1,482	$367

Maintenance capital expenditures	$107	$62	$80	$66

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1)
Permian Basin (2)	6,114	5,698	6,237	5,450
South Texas / Eagle Ford (2)	421	344	410	349
Mid-Continent (2)	561	553	508	503
Gulf Coast	272	252	263	216
Rocky Mountain (2)	329	304	345	334
Western	228	108	205	209
Canada	334	322	342	326
Total crude oil pipeline tariff volumes (1) (2)	8,259	7,581	8,310	7,387

Commercial crude oil storage capacity (2) (3)	72	72	72	72

Crude oil lease gathering purchases (1)	1,455	1,390	1,430	1,373

NGL Segment Volumes (1)
NGL fractionation	107	121	111	131
NGL pipeline tariff volumes	193	182	178	182
Propane and butane sales (4)	44	56	73	83

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity in millions of barrels calculated as total volumes for the period divided by the number of months in the period.
(4)During the fourth quarter of 2022, we modified our reported sales volumes to include only propane and butane sales. Prior to the fourth quarter of 2022, our reported sales volumes included other NGL products, primarily ethane, that represented a significant portion of our total NGL sales volumes but did not contribute significantly to Segment Adjusted EBITDA. Sales volumes for earlier periods presented herein have been recast to include only propane and butane.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)

Segment Adjusted EBITDA to Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Crude Oil Segment Adjusted EBITDA	$553	$536	$1,600	$1,482
NGL Segment Adjusted EBITDA	99	86	352	367
Segment Adjusted EBITDA	$652	$622	$1,952	$1,849
Adjusted other income/(expense), net (1)	10	1	22	2
Adjusted EBITDA attributable to PAA (2)	$662	$623	$1,974	$1,851

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, excluding other income/(expense), net attributable to noncontrolling interests, adjusted for selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$12,071	$—	$12,071	$14,336	$—	$14,336

COSTS AND EXPENSES
Purchases and related costs	11,106	—	11,106	13,071	—	13,071
Field operating costs	372	—	372	318	—	318
General and administrative expenses	92	1	93	83	1	84
Depreciation and amortization	260	1	261	238	1	239
(Gains)/losses on asset sales and asset impairments, net	7	—	7	—	—	—
Total costs and expenses	11,837	2	11,839	13,710	2	13,712

OPERATING INCOME	234	(2)	232	626	(2)	624

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	99	—	99	105	—	105
Gain on investment in unconsolidated entities	29	—	29	1	—	1
Interest expense, net	(97)	—	(97)	(99)	—	(99)
Other income/(expense), net	—	—	—	(82)	—	(82)

INCOME BEFORE TAX	265	(2)	263	551	(2)	549
Current income tax expense	(22)	—	(22)	(12)	—	(12)
Deferred income tax (expense)/benefit	36	(9)	27	(97)	(20)	(117)

NET INCOME	279	(11)	268	442	(22)	420
Net income attributable to noncontrolling interests	(76)	(163)	(239)	(58)	(291)	(349)
NET INCOME ATTRIBUTABLE TO PAGP	$203	$(174)	$29	$384	$(313)	$71

Basic and diluted weighted average Class A shares outstanding			196			194

Basic and diluted net income per Class A share			$0.15			$0.36

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$36,014	$—	$36,014	$44,390	$—	$44,390

COSTS AND EXPENSES
Purchases and related costs	32,972	—	32,972	41,181	—	41,181
Field operating costs	1,062	—	1,062	971	—	971
General and administrative expenses	263	5	268	243	4	247
Depreciation and amortization	776	2	778	711	2	713
(Gains)/losses on asset sales and asset impairments, net	(144)	—	(144)	(46)	—	(46)
Total costs and expenses	34,929	7	34,936	43,060	6	43,066

OPERATING INCOME	1,085	(7)	1,078	1,330	(6)	1,324

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	277	—	277	306	—	306
Gain on investment in unconsolidated entities	28	—	28	1	—	1
Interest expense, net	(290)	—	(290)	(305)	—	(305)
Other income/(expense), net	85	—	85	(237)	—	(237)

INCOME BEFORE TAX	1,185	(7)	1,178	1,095	(6)	1,089
Current income tax expense	(104)	—	(104)	(60)	—	(60)
Deferred income tax (expense)/benefit	22	(52)	(30)	(117)	(44)	(161)

NET INCOME	1,103	(59)	1,044	918	(50)	868
Net income attributable to noncontrolling interests	(185)	(713)	(898)	(144)	(600)	(744)
NET INCOME ATTRIBUTABLE TO PAGP	$918	$(772)	$146	$774	$(650)	$124

Basic and diluted weighted average Class A shares outstanding			195			194

Basic and diluted net income per Class A share			$0.75			$0.64

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	September 30, 2023			December 31, 2022
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$5,331	$2	$5,333	$5,355	$3	$5,358
Property and equipment, net	15,589	1	15,590	15,250	3	15,253
Investments in unconsolidated entities	2,830	—	2,830	3,084	—	3,084
Intangible assets, net	1,969	—	1,969	2,145	—	2,145
Deferred tax asset	—	1,259	1,259	—	1,309	1,309
Linefill	957	—	957	961	—	961
Long-term operating lease right-of-use assets, net	315	—	315	349	—	349
Long-term inventory	327	—	327	284	—	284
Other long-term assets, net	417	—	417	464	—	464
Total assets	$27,735	$1,262	$28,997	$27,892	$1,315	$29,207

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,606	$2	$5,608	$5,891	$2	$5,893
Senior notes, net	7,241	—	7,241	7,237	—	7,237
Other long-term debt, net	55	—	55	50	—	50
Long-term operating lease liabilities	280	—	280	308	—	308
Other long-term liabilities and deferred credits	1,002	—	1,002	1,081	—	1,081
Total liabilities	14,184	2	14,186	14,567	2	14,569

Partners’ capital excluding noncontrolling interests	10,285	(8,754)	1,531	10,057	(8,533)	1,524
Noncontrolling interests	3,266	10,014	13,280	3,268	9,846	13,114
Total partners’ capital	13,551	1,260	14,811	13,325	1,313	14,638
Total liabilities and partners’ capital	$27,735	$1,262	$28,997	$27,892	$1,315	$29,207

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$29	$71	$146	$124
Basic and diluted weighted average Class A shares outstanding	196	194	195	194

Basic and diluted net income per Class A share	$0.15	$0.36	$0.75	$0.64

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of pandemics on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and crude oil prices (whether due to pandemics or other factors) or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we earn or the commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or that negatively impact our ability to develop, operate or repair midstream assets;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles approximately 8 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291